SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                April 12, 2000


                       ACCEPTANCE INSURANCE COMPANIES INC.
             (Exact name of registrant as specified in its charter)


       Delaware                  1-7461                   31-0742926
(State of Incorporation) (Commission File Number)(IRS Employer Identification
                                                            Number)


      222 S. 15th Street, Suite 600 North
              Omaha, Nebraska                                  68102
   (Address of principal executive offices)                  (Zip Code)


                                 (402) 344-8800
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

  Item 5.  Other Events.

          (a) The registrant issued the following press release on April 12, 2000:


           ACCEPTANCE INSURANCE COMPANIES INC. AND CLARENDON INSURANCE
                   GROUP SIGN DEFINITIVE AGREEMENT FOR SALE OF
                            REDLAND INSURANCE COMPANY

         (Omaha, NE and New York, NY, April 12, 2000) Acceptance Insurance Companies Inc. (NYSE: AIF) and Clarendon Insurance Group announced today that they have signed a definitive contract for Clarendon's purchase of Redland Insurance Company. The contract is consistent with the agreement in principle announced January 26, 2000.

         Under the contract signed today, Clarendon National Insurance Company will purchase the stock of Redland for cash and Acceptance will retain all Redland assets associated with Acceptance's crop insurance operations. Acceptance retains an option to repurchase Redland under certain circumstances and will be appointed the exclusive representative of Redland for the business Acceptance currently writes through Redland. The parties will now seek various regulatory approvals, and hope to conclude the sale during the second quarter. Upon closing Redland will cede most of its business to Clarendon National Insurance Company, which maintains the rating of A (Excellent) from A.M. Best Company.

         Ralph Milo, Chairman and Chief Executive Officer of the Clarendon Insurance Group said, "We are pleased to have reached this important milestone in our creation of a unique new partnership for the development of specialty program business. We are looking forward to working with Acceptance to develop the full potential of Redland Insurance Company."

         Acceptance President and Chief Executive Officer John E. Martin noted, "This agreement will bring exciting growth potential to the agents and customers of Redland Insurance Company, Acceptance and Clarendon. We believe this is an important step in providing Acceptance with the resources necessary to expand our core lines of profitable specialty property and casualty business."

         Clarendon Insurance Group, a subsidiary of Hannover Reinsurance, the world's fifth largest reinsurer, is a nationally recognized leader in program business. Currently operating through various insurance company subsidiaries, Clarendon has long-standing relationships with highly specialized managing general agents and a record of consistent operating profitability.

         Acceptance Insurance Companies Inc. is an insurance holding company providing specialized crop, property and casualty insurance products throughout the United States. American Agrisurance, the company's wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.

Contacts:

Stephen T. Fitzpatrick                          Ming-I Huang
Senior Vice President                           Senior Vice President
Acceptance Insurance Companies Inc.             Clarendon Insurance Group
800 228 7217                                    212 805 9700

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ACCEPTANCE INSURANCE COMPANIES INC.


                                    By   /s/ J. Michael Gottschalk
                                    J. Michael Gottschalk, Chief Legal Officer,
                                    General Counsel and Secretary


                                    April 12, 2000